UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 5, 2016

(Date of earliest event reported)

Asure Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Wild Basin Rd., Suite 100, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 6, 2016, we entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC), as the representative of the several underwriters identified therein (collectively, the “Underwriters”), relating to a firm commitment offering of 1,695,000 shares of our common stock at a public offering price of $8.00  per share. Under the terms of the Underwriting Agreement, we also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 254,250 shares of common stock solely to cover over-allotments, if any. The closing of the offering is expected to take place on December 9, 2016, subject to customary closing conditions.

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $12.4 million. If the Underwriters exercise their over-allotment option in full, net proceeds from the offering are expected to be approximately $14.4 million. We intend to use the net proceeds from this offering for general corporate purposes, including the reduction of approximately $3 million of our secured subordinated indebtedness. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, assets or technologies, although we have not entered into any definitive agreements with respect to any specific acquisitions at this time.

The shares of common stock have been registered pursuant to a registration statement on Form S-3 which the Securities and Exchange Commission declared effective on July 8, 2016 (File No. 333-212317).

The Underwriting Agreement contains customary representations, warranties, covenants, agreements and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties, covenants and agreements contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the legal opinion of Messerli & Kramer P.A. relating to the validity of the shares of common stock that may be sold in the offering is filed as Exhibit 5.1 hereto.

Item 8.01  Other Events.

On December 5, 2016, we issued a press release announcing that we had commenced the offering, and on December 6, 2016, we issued a press release announcing that we had priced the offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 6, 2016
5.1	Opinion of Messerli & Kramer P.A.
23.1	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1)
99.1	Press release dated December 5, 2016
99.2	Press release dated December 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: December 6, 2016	By:	/s/ Brad Wolfe
Brad Wolfe, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 6, 2016
5.1	Opinion of Messerli & Kramer P.A.
23.1	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1)
99.1	Press release dated December 5, 2016
99.2	Press release dated December 6, 2016